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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 14, 2003 (except for Note 25, as to which the date is July 9, 2003), included in the Form 10-K of Westinghouse Air Brake Technologies Corporation for the year ended December 31, 2002, with respect to the consolidated financial statements and schedules, as amended by, and included in, this Form 8-K.

ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

October 20, 2003